                                                                    EXHIBIT 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in Amendment No. 3 to the Registration Statement on Form S-1 (File No. 333-49389) and related Prospectus of Cooperative Computing, Inc. of our report dated October 23, 1996 on our audits of the consolidated financial statements of Triad Systems Corporation as of and for the years ended September 30, 1995 and 1996. We also consent to the reference to our firm under the Caption "Experts".




                                               /s/ PricewaterhouseCoopers LLP

San Jose, California

August 4, 1998